UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 1, 2014

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, Accelerate Diagnostics, Inc. (the “Company”) entered into a Standby Purchase Agreement on March 10, 2014 (the “Standby Purchase Agreement”) with Jack Schuler, Trustee of the Jack W. Schuler Living Trust (the “Schuler Trust”) and the Schuler Family Foundation (the “Schuler Foundation,” and together with the Schuler Trust, the “Standby Purchasers”). The terms of the Standby Purchase Agreement are described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“Commission”) on April 9, 2014.

On May 1, 2014, the Company entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with the Standby Purchasers, Oracle Institutional Partners, L.P. and Oracle Partners, L.P., pursuant to which (i) each Standby Purchaser assigned and transferred its respective rights, responsibilities, liabilities and obligations under the Standby Purchase Agreement to purchase 297,619 shares of the Company’s common stock not subscribed for by the Company’s stockholders pursuant to the exercise of their subscription privileges in connection with the Company’s previously announced $45,000,000 rights offering to (A) Oracle Institutional Partners, L.P., with respect to 119,047 shares of such common stock, and (B) Oracle Partners, L.P., with respect to the remaining 178,572 shares of such common stock, and (ii) Oracle Institutional Partners, L.P. and Oracle Partners, L.P. each accepted and assumed such rights, responsibilities, liabilities and obligations.

The trustee of the Schuler Trust and the President of the Schuler Foundation is Jack Schuler, who is a director of the Company. No fees or other consideration will be paid by the Company to the Standby Purchasers in exchange for their respective commitments to purchase any and all unsubscribed shares of Common Stock pursuant to the Standby Purchase Agreement or the Assignment Agreement. Any shares of Common Stock issued to the Standby Purchasers in connection with the standby purchase commitment described above will be “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On May 2, 2014, the Company issued a press release to publicly announce the expiration and final results of its previously announced $45,000,000 rights offering. The rights offering expired at 5:00 p.m. New York City time, on April 28, 2014. Through broad participation from both insiders and non-insider investors, the Company raised $25,500,391.20 from the rights offering.

Stockholders subscribed for a total of 1,517,880 shares of the Company’s common stock pursuant to their subscription privileges, of which 692,705 shares, or 58%, were subscribed for by directors of the Company. The participation rate of stockholders that exercised their subscription privileges was 57%.

Additionally, the Company has standby commitments from the Standby Purchasers, Oracle Institutional Partners, L.P. and Oracle Partners, L.P. to purchase all of the remaining shares of the Company’s common stock not subscribed for by the Company’s stockholders pursuant to the exercise of their subscription privileges in connection with the rights offering for an aggregate purchase price of $19,499,608.80.

A copy of the press release announcing the expiration and final results of the rights offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Assignment and Assumption Agreement, dated May 1, 2014, among the Company, Jack Schuler, Trustee of the Jack W. Schuler Living Trust, the Schuler Family Foundation, Oracle Institutional Partners, L.P. and Oracle Partners, L.P.(filed herewith)

99.1	Press Release issued by the Company on May 2, 2014, entitled “Accelerate Diagnostics Announces Final Results of Rights Offering” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assignment and Assumption Agreement, dated May 1, 2014, among the Company, Jack Schuler, Trustee of the Jack W. Schuler Living Trust, the Schuler Family Foundation, Oracle Institutional Partners, L.P. and Oracle Partners, L.P.(filed herewith)

99.1	Press Release issued by the Company on May 2, 2014, entitled “Accelerate Diagnostics Announces Final Results of Rights Offering” (filed herewith)